Exhibit 99.1

P R E S S R E L E A S E

For Immediate Release

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2013 Financial Results

Company Surpasses 5,000 Customer Mark; Full Year Revenue Grows 64 percent

SAN FRANCISCO — February 28, 2013 — Splunk Inc. (NASDAQ: SPLK), the leading software platform for real-time operational intelligence, today announced results for its fiscal fourth quarter and full year ended January 31, 2013.

“We are thrilled to cross the 5,000 customer mark worldwide by adding another 400-plus new Enterprise customers,” said Godfrey Sullivan, Chairman and CEO. “It is gratifying to see our customer relationships evolve to enterprise-wide deployments as organizations choose to standardize on the Splunk platform for their machine-generated data.”

Fourth Quarter 2013 Financial Highlights

•                  Total revenue was $65.2 million, up 51% year-over-year.

•                  License revenue was $46.8 million, up 43% year-over-year.

•                  GAAP operating loss was $5.9 million; GAAP operating margin was negative 9.1%.

•                  Non-GAAP operating income was $3.2 million; non-GAAP operating margin was 5.0%.

•                  GAAP loss per share was $0.06; non-GAAP income per share was $0.03.

•                  Operating cash flow was $24.8 million with free cash flow of $21.4 million.

Full Year 2013 Financial Highlights

•                  Total revenue was $198.9 million, up 64% from prior year.

•                  License revenue was $135.9 million, up 54% from prior year.

•                  GAAP operating margin was negative 11.1%; non-GAAP operating margin was negative 0.7%.

•                  Operating cash flow was $46.6 million with free cash flow of $37.6 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Fourth Quarter 2013 and Recent Business Highlights

Customers:

New license customers include: DuPont, LAN Airlines, GOME Electrical Appliances (China), Idealo Internet GmbH (Germany), United States Computer Emergency Readiness Team (US-CERT), Palo Alto

Networks, Poste Italiane SPA, City and County of San Francisco — Security Services, City of Chandler Police Department, City of Dayton, the Korea Music Copyright Association, NEC Australia, Nexon (APAC), Parallax Fund, RailCorp, Sacramento Regional Transit, Savvis, Siemens Energy, State of Nevada, Svyaznoy Bank (Russia), State of Montana, T-Mobile Poland, TriZetto Corporation and University of South Australia.

Expansion customers include:  U.S. Coast Guard, Aviva (UK), Monster Worldwide, China Construction Bank, Comcast Corporation, U.S. Environmental Protection Agency, Genentech, Boingo Wireless, SKY Italia, Homes.com, Kaspersky Lab (Russia), Meeza (Qatar), Moody’s, Robert Bosch GmbH, Row Sham Bow, State of Vermont, Symantec and Telenor Norway.

Product:

•                  Released the Splunk App for Enterprise Security 2.2 to take advantage of Splunk Enterprise 5 features, enabling improved scalability for large deployments, faster performance and easier third-party threat intelligence feeds. It also contains new and improved technology add-ons and is more tablet-friendly.

•                  Released the Splunk App for VMware 2.0 to enable deep operational visibility into granular performance metrics, logs, tasks, events and topology from hosts, virtual machines and virtual centers.

•                  Released the Splunk App for Palo Alto Networks 3.0 to enable users to leverage their machine-generated big data to analyze risk, improve security posture and compliance and address a number of additional operational and regulatory concerns.

•                  Announced the general availability (GA) of new software development kits (SDKs) for Java and Python. The Splunk SDK for PHP is in public preview.

•                  Released the GA version of Splunk DB Connect to deliver real-time integration between Splunk Enterprise and relational databases.

•                  Released Splunk Shuttl to give customers several backend options to archive their data, whether in Amazon S3, Hadoop HDFS or NFS. It allows data to move automatically and, via the user interface, locate and restore data with just a few clicks.

Awards

•                  Fast Company named Splunk one of the World’s Most Innovative Companies. Splunk is ranked fourth overall for “bringing big data to the masses.” Fast Company also ranked Splunk the number one innovator in Big Data.

•                  Splunk Enterprise won the gold medal for the Best Security Product in the “2012 Editors’ Best Awards” by Penton Media’s Windows IT Pro. Splunk Enterprise was also awarded the silver medal for Best Free Tool and the bronze medal for Best Systems Monitoring Product.

•                  Named the 2012 Big Data Winner by Enterprise Strategy Group.

Appointments

•                  Announced Tim Mather as the company’s first Vice President of Security and Compliance Markets and Chief Information Security Officer (CISO).

Splunk4Good

•                  Launched the Federal Election Commission Campaign Contribution Explorer to examine who gives the most to political campaigns by occupation, location and other criteria.

•                  Partnered with Rock the Vote to help young voters, who get a majority of their news via social media, better follow and understand the online conversation around the 2012 U.S. election campaign.  Rock the Vote and Splunk4Good worked together to build a visualization that displayed sets of real-time political data to build a unique social media view to track the issues that young voters were discussing online.

•                  Selected to participate in the FEMA Innovation Think Tank to deliver social media metrics around the impact of Hurricane Sandy.

Financial Outlook

The company is providing the following guidance for its fiscal 2014 first quarter (ending April 30, 2013):

•                  Total revenue is expected to be between $52 million and $54 million.

•                  Non-GAAP operating margin is expected to be between negative 10% and negative 12%.

The company is providing the following guidance for its fiscal 2014 full year (ending January 31, 2014):

•                  Total revenue is expected to be between $260 million and $270 million.

•                  Non-GAAP operating margin is expected to be approximately zero.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses and employer payroll tax expense related to employee stock plans. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast

Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights.  Interested parties may access the call by dialing (866) 501-1535.  International parties may access the call by dialing (216) 672-5582.  A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through March 7, 2013 by dialing (855) 859-2056 and referencing Conference ID# 93605971.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and fiscal year 2014 in the paragraphs under “Financial Outlook” above, and other statements regarding momentum in the company’s business, growth in the number of new customers, existing customer usage, expansion of Splunk software and product developments.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history, particularly as a relatively new public company; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2012 which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) provides the engine for machine data™. Splunk® software collects, indexes and harnesses the machine-generated big data coming from the websites, applications, servers, networks and mobile devices that power business. Splunk software enables organizations to monitor, search, analyze, visualize and act on massive streams of real-time and historical machine data. More than 5,200 enterprises, universities, government agencies and service providers in over 90 countries use Splunk Enterprise to gain Operational Intelligence that deepens business and customer understanding, improves service and uptime, reduces cost and mitigates cybersecurity risk. Splunk Storm™, a cloud-based subscription service, is used by organizations developing applications in the cloud.

To learn more, please visit www.splunk.com/company.

Splunk, Splunk Storm and the engine for machine data are registered trademarks or trademarks of Splunk Inc., and/or its subsidiaries and/or affiliates in the United States and/or other jurisdictions. All other brand names, product names or trademarks belong to their respective holders.  © 2013 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Jade Wilkinson
LEWIS PR
415-432-2459
jadew@lewispr.com

Investor Contact

Ken Tinsley
Splunk Inc.
415.848.8476
ktinsley@splunk.com

SPLUNK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2013	2012	2013	2012

Revenues
License	$46,776	$32,814	$135,922	$88,308
Maintenance and services	18,449	10,385	63,022	32,652
Total revenues	65,225	43,199	198,944	120,960

Cost of revenues
License	444	178	727	890
Maintenance and services	6,191	3,257	20,697	10,715
Total cost of revenues (1), (2)	6,635	3,435	21,424	11,605
Gross profit	58,590	39,764	177,520	109,355

Operating expenses
Research and development (1), (2)	13,285	7,334	41,853	23,561
Sales and marketing (1), (2)	40,345	26,445	125,098	74,782
General and administrative (1), (2)	10,884	6,590	32,602	19,698
Total operating expenses	64,514	40,369	199,553	118,041
Operating loss	(5,924)	(605)	(22,033)	(8,686)

Other income (expense), net
Interest income (expense), net	37	(24)	152	(94)
Change in fair value of preferred stock warrants	—	(519)	(14,087)	(2,034)
Total other income (expense), net	37	(543)	(13,935)	(2,128)
Loss before income taxes	(5,887)	(1,148)	(35,968)	(10,814)
Provision for income taxes	275	128	713	178
Net loss	$(6,162)	$(1,276)	$(36,681)	$(10,992)

Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.46)	$(0.53)

Weighted-average shares used in computing basic and diluted net loss per share	98,996	22,403	80,246	20,646

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$520	$51	$1,217	$134
Research and development	2,448	310	6,170	841
Sales and marketing	3,637	659	8,093	1,488
General and administrative	1,652	473	4,000	1,297
	$8,257	$1,493	$19,480	$3,760

(2) Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$7	$—	$7	$—
Research and development	180	—	180	—
Sales and marketing	458	—	506	—
General and administrative	248	—	462	—
	$893	$—	$1,155	$—

SPLUNK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31,	January 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$305,939	$31,599
Accounts receivable, net	63,948	34,495
Prepaid expenses and other current assets	6,861	4,261
Total current assets	376,748	70,355

Restricted cash	—	514
Property and equipment, net	13,205	8,919
Other assets	492	2,435
Total assets	$390,445	$82,223

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,632	$1,455
Accrued payroll and compensation	28,123	16,142
Accrued expenses and other liabilities	7,636	7,711
Deferred revenue, current portion	79,568	42,923
Term debt, current portion	—	982
Total current liabilities	116,959	69,213

Deferred revenue, non-current	35,144	9,742
Preferred stock warrant liability	—	2,133
Other liabilities, non-current	798	561
Term debt, non-current	—	1,307
Total non-current liabilities	35,942	13,743
Total liabilities	152,901	82,956

Convertible preferred stock	—	40,913

Stockholders’ equity (deficit):
Common stock	101	23
Accumulated other comprehensive loss	(135)	(24)
Additional paid-in capital	328,277	12,373
Accumulated deficit	(90,699)	(54,018)
Total stockholders’ equity (deficit)	237,544	(41,646)
Total liabilities and stockholders’ equity	$390,445	$82,223

SPLUNK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2013	2012	2013	2012

Cash Flows From Operating Activities
Net loss	$(6,162)	$(1,276)	$(36,681)	$(10,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,317	691	4,674	2,120
Change in fair value of preferred stock warrants	—	519	14,087	2,034
Stock-based compensation	8,257	1,493	19,480	3,760
Excess tax benefits from employee stock plans	(462)	—	(462)	—
Changes in operating assets and liabilities
Accounts receivable, net	(23,770)	(12,968)	(29,453)	(20,347)
Prepaid expenses, other current and non-current assets	(1,378)	(1,281)	(2,658)	(3,511)
Accounts payable	455	344	187	55
Accrued payroll and compensation	2,408	5,948	11,981	8,697
Accrued expenses and other liabilities	3,380	442	3,446	2,448
Deferred revenue	40,746	16,095	62,047	30,358
Net cash provided by operating activities	24,791	10,007	46,648	14,622

Cash Flow From Investing Activities
Change in restricted cash	—	128	514	128
Purchases of property and equipment	(3,357)	(2,084)	(9,077)	(8,180)
Net cash used in investing activities	(3,357)	(1,956)	(8,563)	(8,052)

Cash Flow From Financing Activities
Repayments of financing obligation under sale leaseback	—	(31)	—	(173)
Repayments of term debt	—	(236)	(2,289)	(711)
Proceeds from term debt	—	—	—	3,000
Proceeds from initial public offering, net of offering costs	—	—	225,225	—
Proceeds from exercise of warrant	630	50	630	50
Proceeds from early exercise of employee stock options	—	404	—	1,139
Issuance of common stock from exercise of stock options	4,773	364	6,896	1,987
Excess tax benefits from employee stock plans	462	—	462	—
Proceeds from employee stock purchase plan	5,311	—	5,311	—
Net cash provided by financing activities	11,176	551	236,235	5,292

Effect of exchange rate changes on cash and cash equivalents	5	—	20	—
Net increase in cash and cash equivalents	32,615	8,602	274,340	11,862
Cash and cash equivalents at beginning of period	273,324	22,997	31,599	19,737
Cash and cash equivalents at end of period	$305,939	$31,599	$305,939	$31,599

SPLUNK INC.

Non-GAAP financial measures and reconciliations

To supplement Splunk’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP operating margin, and non-GAAP income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude stock-based compensation expense, employer payroll tax expense related to employee stock plans, and the change in fair value of certain preferred stock warrants previously issued by Splunk. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense and employer payroll tax expense related to employee stock plans from its non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP operating margin and non-GAAP income (loss) per share.  Splunk excludes share-based compensation expense because it is non-cash in nature, and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that share-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes expense attributable to the change in fair value of certain preferred stock warrants from its non-GAAP financial measures because it is a non-recurring, non-cash expense. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods, and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions, and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors, and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

SPLUNK INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

		Three Months Ended		Fiscal Year Ended
		January 31,	January 31,	January 31,	January 31,
		2013	2012	2013	2012

Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$24,791	$10,007	$46,648	$14,622
Less purchases of property and equipment		(3,357)	(2,084)	(9,077)	(8,180)
Free cash flow (Non-GAAP)		$21,434	$7,923	$37,571	$6,442
Net cash used in investing activities		$(3,357)	$(1,956)	$(8,563)	$(8,052)
Net cash provided by financing activities		$11,176	$551	$236,235	$5,292

Operating income (loss) reconciliation:
GAAP operating loss		$(5,924)	$(605)	$(22,033)	$(8,686)
Stock-based compensation expense	(A)	8,257	1,493	19,480	3,760
Employer payroll tax on employee stock plans	(C)	893	—	1,155	—
Non-GAAP operating income (loss)		$3,226	$888	$(1,398)	$(4,926)

Operating margin reconciliation:
GAAP operating margin		(9.1)%	(1.4)%	(11.1)%	(7.2)%
Stock-based compensation expense	(A)	12.7	3.5	9.8	3.1
Employer payroll tax on employee stock plans	(C)	1.4	—	0.6	—
Non-GAAP operating margin		5.0%	2.1%	(0.7)%	(4.1)%

Net income (loss) reconciliation:
GAAP net loss		$(6,162)	$(1,276)	$(36,681)	$(10,992)
Stock-based compensation expense	(A)	8,257	1,493	19,480	3,760
Change in fair value of preferred stock warrants	(B)	—	519	14,087	2,034
Employer payroll tax on employee stock plans	(C)	893	—	1,155	—
Non-GAAP net income (loss)		$2,988	$736	$(1,959)	$(5,198)

Net income (loss) per share reconciliation:
GAAP net loss per share - basic		$(0.06)	$(0.06)	$(0.46)	$(0.53)
Stock-based compensation expense	(A)	0.08	0.07	0.24	0.18
Change in fair value of preferred stock warrants	(B)	—	0.02	0.18	0.10
Employer payroll tax on employee stock plans	(C)	0.01	—	0.02	—
Non-GAAP net income (loss) per share - basic		$0.03	$0.03	$(0.02)	$(0.25)

Weighted-average shares used in computing basic
GAAP and Non-GAAP net income (loss) per share:		98,996	22,403	80,246	20,646

Non-GAAP net income (loss) per share - diluted		$0.03	$0.01	$(0.02)	$(0.25)

Weighted-average shares used in computing diluted
Non-GAAP net income (loss) per share:		115,615	90,384	80,246	20,646

Notes:

(A)                     To eliminate stock-based compensation expense.

(B)                     To eliminate warrant expense related to the change in the fair value of our outstanding preferred stock warrants. The final measurement of the warrants was recorded upon the closing of Splunk's initial public offering during the three months ended April 30, 2012.

(C)                     To eliminate employer payroll tax expense related to employee stock plans.